UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2005

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27265	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Williams Street, Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(404) 302-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 15, 2005, Internap Network Services Corporation (the “Company”) entered into a General Release Agreement (the “Agreement”) with Gregory Peters, former Chief Executive Officer and director of the Company, in connection with the termination of Mr. Peters’ employment as Chief Executive Officer and director of the Company effective November 18, 2005 (“Termination Date”). The Agreement provides that Mr. Peters is entitled to a cash payment in the amount of $700,000, representing two years’ base salary. The Agreement also provides that the Company shall reimburse Mr. Peters, on a monthly basis, for the insurance premiums that Mr. Peters has paid for COBRA continuation coverage under the Company’s group health plan for health benefits substantially similar to those Mr. Peters was receiving immediately prior to the termination of his employment, for the period from the Termination Date until the earlier of: (i) eighteen (18) months from the Termination Date or (ii) the date upon which Mr. Peters becomes eligible to be covered under another employer's group health plan. The Agreement also provides, among other things, that Mr. Peters will have certain non-disclosure, non-competition, non-solicitation and non-recruitment obligations.

The foregoing description of the Agreement is qualified in its entirety by the terms of the General Release Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On December 16, 2005, the Board of Directors of the Company authorized the Company to grant to Patricia Higgins, for each month that Ms. Higgins provides services as Vice Chair of the Company’s Board of Directors (in no event to exceed six months), restricted shares of common stock of the Company in the amount equal to $15,000, based on the closing price for the Company’s common stock on the American Stock Exchange on the first trading day of such month (with authority to round up to the nearest whole number in the case of fractional shares). Notwithstanding anything to the contrary, each such grant shall be vested 100% on the last day of the month of such services for which such grant was made, all such vesting contingent upon Ms. Higgins' continued services as Vice Chair of the Company’s Board of Directors through the applicable vesting date for such grant.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits

10.1    General Release Agreement dated as of December 15, 2005 between Internap Network Services and Gregory Peters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION (Registrant) By: /s/ David Buckel Name: David Buckel Title: Vice President and Chief Financial Officer

Date: December 20, 2005

Exhibit Index

10.1	General Release Agreement dated as of December 15, 2005 between Internap Network Services and Gregory Peters.